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                                   Exhibit 2

                                                              Page 9 of 11 Pages


                               AMENDMENT NO. 1 TO
                       CONTRIBUTION AND EXCHANGE AGREEMENT


                  This AMENDMENT NO. 1 ("Amendment") made and entered into as of the 19th day of August, 1996, by and between PEGASUS COMMUNICATIONS HOLDINGS, INC. ("Pegasus"), a Delaware corporation, and HARRON COMMUNICATIONS CORP. ("Harron"), a New York corporation. Pegasus and Harron are collectively referred to herein as the Parties.

                                    RECITALS:

                  WHEREAS, the Parties have entered into that certain Contribution and Exchange Agreement dated as of May 30, 1996 ("Agreement"); and

                  WHEREAS, the Parties wish to amend the Agreement as provided herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual promises made herein and in the Agreement, and in consideration of the representations, warranties and covenants contained herein and in the Agreement, and intending to be legally bound hereby, the Parties agree that the term "Termination Date" defined in Section 1.1 of the Agreement shall be amended in its entirety to read as follows:

                           "Termination Date" means November
                           15, 1996, or a mutually agreeable
                           earlier date.

                  IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.

                               PEGASUS COMMUNICATIONS HOLDINGS,
                               INC.

                               By:/s/ Ted S. Lodge
                               ----------------------------
                               Ted S. Lodge
                               Senior Vice President


                               HARRON COMMUNICATIONS CORP.

                               By:/s/ John F. Quigley, III
                               -----------------------------
                               John F. Quigley, III
                               Vice President and Chief
                               Financial Officer